UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2015

New York REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

New York REIT, Inc. (the “Company”) received a Notice of Exercise of Redemption Right with respect to 2,515,406 units (the “Redeemed Units”) of limited partnership interest entitled “OP Units” in New York Recovery Operating Partnership, L.P. (the “Partnership”), the operating partnership of the Company, held by certain individuals who are members of the advisor and sponsor of the Company (collectively, the “Redeeming Unitholders”). The Company, in its capacity as General Partner of the Partnership, had the option, pursuant to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated April 15, 2014, as amended (the “Partnership Agreement”), to redeem the Redeemed Units for an amount deliverable in either cash or common stock of the Company.

On December 29, 2015, the board of directors of the Company authorized the Company, in its capacity as General Partner of the Partnership, to exercise its option, pursuant to the Partnership Agreement, to satisfy the obligations of the Partnership with respect to the Redeemed Units by issuing 2,515,406 shares (the “Shares”) of common stock of the Company to the Redeeming Unitholders with respect to the Redeemed Units. Accordingly, the Company is now obligated to issue the Shares to the Redeeming Unitholders pursuant to the Partnership Agreement, which provides that such issuance may occur on or before February 1, 2016, or on a later date, as determined pursuant to the Partnership Agreement. The Shares will be issued directly to the Redeeming Unitholders in reliance upon an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2016	NEW YORK REIT, INC.

	By:	/s/ Michael A. Happel
Michael A. Happel
Chief Executive Officer and President